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                                                                      Exhibit 4

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                          WORTHINGTON INDUSTRIES, INC.,

                                     Issuer

                                       and

                      PNC BANK, OHIO, NATIONAL ASSOCIATION,

                                     Trustee

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                          SECOND SUPPLEMENTAL INDENTURE
                          Dated as of December 12, 1997

               Supplemental to Indenture dated as of May 15, 1996

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                  SECOND SUPPLEMENTAL INDENTURE dated as of December 12,1997
(this "Supplemental Indenture"), made and entered into by and between Worthington Industries, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 1205 Dearborn Drive, Columbus, Ohio 43085 (the "Company"), and PNC Bank, Ohio, National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of May 15, 1996.

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered a First Supplemental Indenture dated as of February 27, 1997; the Indenture and the First Supplemental Indenture being hereinafter collectively referred to as the "Indenture"); and

                  WHEREAS, the Indenture provides for the issuance from time to time of Debt Securities, issuable for the purposes and subject to the limitations contained in the Indenture; and

                  WHEREAS, Section 9.01(j) of the Indenture also provides that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Holder (a) to add to, change or eliminate any of the provisions of the Indenture with respect to any series of Debt Securities if such action becomes effective when no such Debt Security is outstanding and (b) to provide for the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 thereof; and

                  WHEREAS, the Company has duly authorized the creation of a series of its Debt Securities denominated its "6.70% Notes Due 2009" in the principal amount of $150,000,000 (such Debt Securities being referred to herein as the "Notes"); and

                  WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

                  WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

                  NOW, THEREFORE:

                  For and in consideration of the premises and purchase of the Debt Securities of any series issued on or after the date hereof by the Holders thereof, it is

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mutually covenanted and agreed, for the equal and proportionate benefit of all
Holders of the securities of any such series, as follows:

                                    ARTICLE I

                    Certain Provisions of General Application

SECTION 101. Definitions.

                  For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article;

                  (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any redemption date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means each of Salomon Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York

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City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                  "Remaining Scheduled Payments" means, with respect to any Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

SECTION 102. Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 103. Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 104. Separability.

                  In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 105. Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 106. Benefits of Supplemental Indenture.

                  Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 107. Governing Law.

                  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II

                                    The Notes

SECTION 201. Title and Terms.

                  There is hereby created under the Indenture a series of Debt Securities known and designated as the "6.70% Notes Due 2009" of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Notes authenticated and delivered upon reregistration of, transfer, of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09 or 9.04 of the Indenture.

                  The Stated Maturity for payment of principal of the Notes shall be December 1, 2009, and the Notes shall bear interest at the rate of 6.70% per annum, from December 12, 1997, or the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 1 and December 1 of each year (commencing June 1, 1998, to the persons in whose names the Notes (or any predecessor securities) are registered at the close of business on May 15 or November 15, as the case may be, next preceding such interest payment date, until principal thereof is paid or made available for payment.

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                  The Notes shall be initially issued in the form of a Global
Security and the depositary for the Notes shall be the Depository Trust Company, New York, New York (the "Depositary").

                  The Notes shall not be subject to any sinking fund.

                  The Notes shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiple thereof.

                  The Notes are subject to redemption upon notice mailed at least 30 days but not more than 60 days prior to the redemption date to each Registered Holder. The Notes may be redeemed, as a whole or in part, at the option of the Company at a redemption price equal to the greater of (a) 100% of the principal amount to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued interest on the principal amount being redeemed to the date of redemption. Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

                  The form of Note attached hereto as Exhibit A is hereby adopted, pursuant to section 9.01(j) of the Indenture, as a form of Debt Securities of a series that consists of the Notes.

                                   ARTICLE III

                                  Miscellaneous

SECTION 301. Discharge

                  The Notes and the security provided by this Supplemental Indenture shall be subject to defeasance in accordance with Article XI of the Indenture .

SECTION 302. Confirmation of Indenture.

                  The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.


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SECTION 303. Concerning the Trustee.

                  The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                                ----------------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                   WORTHINGTON INDUSTRIES, INC.

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

Attest:
       -----------------------
       Name:
       Title:

                                                   PNC BANK, OHIO, NATIONAL
                                                   ASSOCIATION, as Trustee

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

Attest:
       -----------------------
       Name:
       Title:



STATE OF                   )
                           ) SS:
COUNTY OF                  )

                  On the day of December, 1997, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________ of WORTHINGTON INDUSTRIES, INC., one of the corporations described in and which executed the foregoing instrument; that

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she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                              ----------------------------------
                                              Notary Public

SEAL



STATE OF                   )
                           ) SS:
COUNTY OF                  )

                  On the day of December, 1997, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ______________ of PNC BANK, OHIO, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                              ----------------------------------
                                              Notary Public

SEAL

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